UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(D) Of
The Securities Exchange Act of 1934

DATE OF EARLIEST EVENT REPORTED: May 20, 2014
DATE OF REPORT: June 2, 2014

GENERATION ZERO GROUP, INC.
 (Exact Name of Registrant As Specified In Its Charter)

NEVADA	333-146405	20-5465816
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

13663 PROVIDENCE ROAD,
 SUITE #253
WEDDINGTON, NC  28104
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(470) 809-0707
(REGISTRANT'S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Generation Zero Group, Inc. (the “Company”, “we” or “us”) entered into a Forbearance Agreement with secured note holders (the “Note Holders”) in November 2010, which was amended and extended in April 2012, in connection with a total of $2,920,250 owed by the Company to the Note Holders pursuant to the secured notes which are in default.  The Forbearance Agreement provided for a forbearance period commencing on June 30, 2010 and ending on January 2, 2014.

On May 30, 2014, holders of a majority in principal amount outstanding of the Company’s secured notes authorized the Collateral Agent to enter into the Second Addendum to Forbearance and Note Amendment Agreement (“Second Addendum”) for the benefit of all secured note holders.  Pursuant to the Second Addendum, the Collateral Agent for the Note Holders (with the required consent of the Note Holders) agreed to forbear from taking any action in connection with the secured notes (which remain in default, unless a Forbearance Default, as defined in the Second Addendum occurs), from January 2, 2014 until January 2, 2015, extendable automatically until January 2, 2016, unless the Collateral Agent, under direction from a majority (in interest) of the secured Note Holders,  provides a notice of non-renewal to the Company (the “Forbearance Period”).

During the Forbearance Period, the Company is not required to make any payments under the secured notes and the secured notes do not accrue any interest.  In consideration for entering into the Second Addendum, the Company agreed to use its good faith best efforts to obtain a blanket legal opinion to facilitate the removal of the restrictive legends on the shares of common stock previously issued to the Note Holders by the Company and agreed to pay 10% of the then outstanding amount of the Secured Notes upon expiration of the Forbearance Period (the “Cure Payment”). If the Cure Payment is made on or before the expiration of the Forbearance Period, the defaults under the secured notes are to be considered cured.  Thereafter, interest shall begin to accrue again under the secured notes and the Company is required to pay the remaining unpaid principal plus interest due under the secured notes over the following twelve (12) months in twelve equal payments (“Amortizing Payments”), with the first Amortizing Payment due on February 1 following the end of the Forbearance Period and subsequent Amortizing Payments due on the 1st of each month thereafter until paid in full.  The Second Addendum also added certain other events of default to the secured notes including if Richard Morrell resigns or is removed as President of the Company, if a judgment is entered against the Company or any subsidiary which remains outstanding for 30 consecutive days or if a material adverse effect in the business, operations or ability of the Company to satisfy certain of its outstanding liabilities occurs.  Pursuant to the Second Addendum we also waived all waivable rights under the Uniform Commercial Code.

On November 4, 2010, a third party loaned the Company $50,000, which was evidenced by a promissory note, bearing interest at the rate of 12% per annum with a maturity date of November 4, 2011. On May 20, 2014, the Company and the note holder entered into an agreement waiving all prior defaults under the note (which was also subject to a prior forbearance which was to expire on June 2, 2014) and agreeing that that no payments would be due under the note until the Company begins making payments on the secured notes (described above).

On November 4, 2010, a third party loaned the Company $150,000, which was evidenced by a promissory note in the amount of $250,000 bearing interest at the rate of 12% per annum with a maturity date of November 4, 2011. The amount of the note represented receipt of $150,000 cash and the assignment of $100,000 debt owed to the Company’s then sole officer and director.  On May 20, 2014, the Company and the note holder entered into an agreement waiving all prior defaults under the note (which was also subject to a prior forbearance which was to expire on June 2, 2014), provided that the amount of principal and accrued interest up through January 13, 2014 were not forgiven, and agreeing that no payments would be due under the note until the Company begins making payments on the secured notes (described above).

Item 7.01 Regulation FD Disclosures.

On June 2, 2014, the Company filed a letter to its shareholders (the “Letter”) with the Securities and Exchange Commission.  The Letter summarizes recent developments involving the Company, descriptions of the Company’s progress to date, statistics associated with the use of Find.com, plans for the future and challenges the Company faces. The full text of the Letter is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 8.01 Other Events.

In response to the judgment against us that was handed down in December 2013, we timely filed an appeal in January 2014.  Additionally, we recently filed a Motion for Remand with the Appeals Court; a Motion to Supplement the Record with the Trial Court; and a Motion to Set Aside Judgment with the Trial Court.  While the outcome of these actions cannot be predicted with any degree of certainty, we continue to vigorously work to overturn the judgment and take steps to protect the interests of our company and shareholders.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

10.1*	Second Addendum to Forbearance and Note Amendment Agreement (May 30, 2014)
10.2*	Amendment to Promissory Note $50,000 with Equity Trust Company Custodian FBO Larry Gantz IRA 110591 dated May 20, 2014
10.3*	Amendment to Promissory Note $250,000 with Gerald Modesitt dated May 20, 2014
99.1**	Letter to Shareholders (June 2, 2014)

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: June 2, 2014	By: /s/ Richard M. Morrell
Richard M. Morrell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Second Addendum to Forbearance and Note Amendment Agreement (May 30, 2014)
10.2*	Amendment to Promissory Note $50,000 with Equity Trust Company Custodian FBO Larry Gantz IRA 110591 dated May 20, 2014
10.3*	Amendment to Promissory Note $250,000 with Gerald Modesitt dated May 20, 2014
99.1**	Letter to Shareholders (June 2, 2014)

* Filed herewith.
** Furnished herewith.